UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2019, Jerrick Media Holdings, Inc., a Nevada corporation (the “Company”) filed a Certificate of Change to its Articles of Incorporation (the “Charter Amendment”) for a 1-for-20 reverse stock split of the Company’s issued and outstanding shares of common stock as well as a decrease to the Company’s authorized shares of common stock at the same 1-for-20 ratio (the “Reverse Split”). The Reverse Split will take effect on July 30, 2019 (the “Effective Date”) in accordance with the approval from the Financial Industry Regulatory Authority (FINRA).

The above description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

The Reverse Split was implemented by the Company in connection with the Company’s intention to apply to list its shares of common stock on The NASDAQ Capital Market (the “NASDAQ”). The Reverse Split is intended to fulfill, now or in the future, the stock price requirements for listing on the NASDAQ since the requirements include, among other things, that the Company’s common stock must be, at time of listing, $4.00 or higher. There is no assurance that the Company’s application to list its shares of common stock on the NASDAQ will be approved.

On July 30, 2019, the Company issued a press release with regard to the Reverse Split. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1*	Certificate of Change to Articles of Incorporation, filed July 25, 2019
99.1*	Press Release dated July 30, 2019

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: July 30, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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